<PAGE 1>

                        POE & BROWN, INC.
                    Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12

                        Poe & Brown, Inc.
        ________________________________________________
        (Name of Registrant as Specified In Its Charter)

          _____________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          __________________________________________
     (2)  Aggregate number of securities to which transaction
     applies:
          _________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          ________________________________________________
     (5)  Total fee paid:
          ________________________________________________
[  ] Fee paid previously with preliminary materials.
[  ] Check  box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
          _________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          _________________________________________________
     (3)  Filing Party:
          _________________________________________________
     (4)  Date Filed:
          _________________________________________________


<PAGE 2>

                   [POE & BROWN INSURANCE LETTERHEAD]




                                             March 21,1997


Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Poe & Brown, Inc. (the "Company"), which will be held at the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Wednesday, April 30, 1997, at 9:00 a.m.

      The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

      Your continuing interest in the business of the Company is gratefully acknowledged. We hope many shareholders will attend the Meeting.

                                   Sincerely,

                                   /s/ J. HYATT BROWN

                                   J. Hyatt Brown
                                   Chairman of the Board, President
                                   and Chief Executive Officer

<PAGE 3>


                        POE & BROWN, INC.

220 South Ridgewood Avenue                   401 E. Jackson Street, Suite 1700
Daytona Beach, Florida 32114                 Tampa, Florida 33602

                  ____________________________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 30, 1997

     The Annual Meeting of Shareholders of Poe & Brown, Inc. will be held in the fourth floor conference room of the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Wednesday, April 30, 1997, at 9:00 a.m., for the following purposes:

     1.   To elect six (6) directors; and

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 7, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual
Meeting.

      Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not they intend to be present at the meeting.

                                   By Order of the Board of Directors

                                   /s/ LAUREL L. GRAMMIG

                                   Laurel L. Grammig
                                   Secretary

Tampa, Florida
March 21, 1997

<PAGE 4>
                        POE & BROWN, INC.

                         PROXY STATEMENT


        ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

      This Proxy Statement is first being sent to shareholders on or about March 21, 1997 in connection with the solicitation of proxies by the Board of Directors of Poe & Brown, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Company's executive offices in Daytona Beach, Florida at 9:00 a.m. on Wednesday, April 30, 1997, and at any adjournment thereof (the "Meeting"). The close of business on March 7, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 8,699,639 shares of $.10 par value common stock, entitled to one vote per share.

       Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the directors specified in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

       Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

      Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by the Company's transfer agent, First Union National Bank of North Carolina, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

      A shareholder who abstains from voting on any proposal will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees for director. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients, may vote their clients' proxies in their own discretion.

<PAGE 5>


      The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, to aid solicitation by mail for a fee of approximately $2,500, which will be paid by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

       The  executive offices of the Company are located  at  220
South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (904) 252-9601) and 401 East Jackson Street, Suite 1700,
Tampa, Florida 33602 (telephone number (813) 222-4100).

<PAGE 6>
              SECURITY OWNERSHIP OF MANAGEMENT AND
                    CERTAIN BENEFICIAL OWNERS

       The following table sets forth, as of March 7, 1997, information as to the Company's common stock beneficially owned by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.


                                          Amount and Nature of
Name and Address of Beneficial Owner(1)   Beneficial Ownership(2)(3)   Percent
_______________________________________   __________________________   _______


J. Hyatt Brown(4)                         1,867,563                     21.5%
Samuel P. Bell, III(5)                        1,000                       *
   Cobb Cole & Bell
   131 N. Gadsden Street
   Tallahassee, FL 32301
Bradley Currey, Jr.(6)                       25,000                       *
     c/o Rock-Tenn Company
     504 Thrasher Street
     Norcross, GA 30071
Bruce G. Geer                                21,567                       *
    1888 Del Robles Terrace
    Clearwater, FL 34624
Jim W. Henderson(7)                          71,256                       *
Kenneth E. Hill                               4,032                       *
Theodore J. Hoepner                           1,000                       *
   c/o SunTrust Banks of Florida, Inc.
   200 S. Orange Avenue
   Orlando, FL 32801
James A. Orchard(8)                           1,123                       *
Laurel L. Grammig                             2,062                       *
  401 E. Jackson Street, Suite 1700
  Tampa, FL  33602
T. Rowe Price Associates,Inc.(9)            850,800                      9.8%
  100 E. Pratt Street
  Baltimore, MD  21202
All directors and executive
 officers as a group (10 persons)         2,028,269                     23.3%

________________
*Less than 1%

(1) The business address for Messrs. Brown, Henderson, Hill and Orchard is 220 South Ridgewood Avenue, Daytona Beach, Florida 32114.
(2) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.


<PAGE 7>

(3) The number and percentage of shares owned by the following persons include the indicated number of shares owned by the spouse of such person, and each person disclaims beneficial ownership of such shares: Mr. Geer - 12,371; Mr. Hill - 4,032; Mr. Orchard - 195; all directors and executive officers as a group - 16,598. The number and percentage of shares owned by the following persons include the indicated number of shares owned through the Company's 401(k) Plan as of December 31, 1996: Mr. Henderson - 33,412; Ms. Grammig - 1,064; all directors and officers as a group - 34,476.
(4) Mr. Brown's ownership includes 47,797 shares owned by a son sharing his household, as to which beneficial ownership is disclaimed. Mr. Brown owns 1,819,766 shares in joint tenancy with his wife, and these shares have shared voting and investment power.
(5) All shares are held in joint tenancy with Mr. Bell's wife, and these shares have shared voting and investment power.
(6) Mr. Currey's ownership includes 24,000 shares held of record by his Individual Retirement Account.
(7) Mr. Henderson's ownership includes 1,000 shares owned by a daughter sharing his household, as to which beneficial ownership is disclaimed.
(8) Mr. Orchard's ownership includes 701 shares held in joint tenancy with his spouse and these shares have shared voting and investment power.
(9) Based upon information contained in a report filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission, these securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund (which owned 650,000 shares, representing 7.5% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Under Securities and Exchange Commission rules, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims beneficial ownership of such securities.

<PAGE 8>

                           MANAGEMENT

 Directors and Executive Officers

       Set forth below is certain information concerning the Company's directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.



                                                               Year First Became
Name                    Positions                         Age        a Director
____                    _________                         ___        __________

J. Hyatt  Brown        Chairman of the Board, President    59         1993
                       and Chief Executive Officer

Jim W. Henderson       Executive  Vice  President,         50         1993
                       Assistant Treasurer and Director

Kenneth E. Hill       Executive Vice President and         59         1993
                      Director

Samuel P. Bell, III   Director                             57         1993

Bradley Currey, Jr.   Director                             66         1995

Bruce G. Geer(1)      Director                             49         1991

Theodore J. Hoepner   Director                             55         1994

V. C. Jordan, Jr.     Vice Chairman                        66         ---

James A. Orchard      Vice President, Chief Financial      36         ---
                      Officer and Treasurer

Laurel L. Grammig     Vice President, Secretary and        38         ---
                      General Counsel

_______________

(1) Mr. Geer is not standing for re-election as a director at the Meeting.

      J. HYATT BROWN. Mr. Brown has been the President and Chief Executive Officer of the Company since April 1993, and the Chairman of the Board of Directors since October 1994. Mr. Brown has been President and Chief Executive Officer of Brown & Brown, Inc., now a subsidiary of the Company, since 1961. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of the Florida Residential Property and Casualty Joint Underwriting Association, SunTrust Banks, Inc., SunTrust Bank, East Central Florida, N.A., International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation, Rock-Tenn Company, and First Floridian Auto and Home Insurance Company. He also serves on the Board of Trustees of Stetson University.

<PAGE 9>

      JIM W. HENDERSON. Mr. Henderson served as Senior Vice President of the Company since April 1993, and was elected Executive Vice President in January of 1995. He has served as Senior Vice President of Brown & Brown, Inc. since 1989. He also served as Chief Financial Officer of Brown & Brown from 1985 through 1989.

     KENNETH E. HILL. Mr. Hill has been Executive Vice President of the Company since April 1993. He has served as Executive Vice
President of Brown & Brown, Inc. since 1981.

      SAMUEL P. BELL, III. Mr. Bell is a shareholder and the managing partner of the law firm of Cobb Cole & Bell. He has served as counsel to Brown & Brown, Inc. since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

      BRADLEY CURREY, JR. Mr. Currey has been Chief Executive Officer of Rock-Tenn Company, a manufacturer of packaging and recycled paperboard products, since 1989, and has served as Chairman of the Board of Rock-Tenn since 1993. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn. Mr. Currey is a member of the Board of Directors of Genuine Parts Company and is the Chairman of the Board of Trustees of Emory University. He is also a past Chairman of the Federal Reserve Bank of Atlanta.

      BRUCE G. GEER. Mr. Geer served as Executive Vice President of the Company from December 1984 through September 1, 1995. Mr. Geer served as a consultant to the Company from September 1, 1995 through December 31, 1995, and will serve as a director until the date of the Meeting. He served as Chief Financial Officer of the Company from 1982 to 1988. He is currently a director of Health Care Insurers, Inc., a property and casualty insurance agency based in Colorado Springs, Colorado, and a director of Steadman Insurance Group, an employee benefits insurance agency based in Sarasota, Florida.

      THEODORE J. HOEPNER. Mr. Hoepner has been the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. since September 1, 1995. From 1990 through August 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

      V. C. JORDAN, JR.  Mr. Jordan has been Vice Chairman of the
Company  since April 1993, serving on the advisory board  to  the
Board  of  Directors.   He  was President  of  the  Company  from
November 1983 to April 1993.

      JAMES A. ORCHARD. Mr. Orchard has been Vice President, Treasurer and Chief Financial Officer of the Company since October 1995. He was Assistant Vice President of Finance and Tax Director of the Company from June 1994 through September 1995. Prior to that, Mr. Orchard was a Senior Tax Manager with Arthur Andersen LLP.

      LAUREL L. GRAMMIG. Ms. Grammig has been Secretary and General Counsel of the Company since January 1994, and she became a Vice
President in April 1994. She was a partner

<PAGE 10>

of the law firm of Holland & Knight from January 1991 through December 1993, and prior to that she was an associate with Holland & Knight.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

      During 1996, the Company's Board of Directors held five meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member.

       The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee
currently consists of Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Bruce G. Geer and Theodore J. Hoepner. The Compensation Committee recommends to the Board base salary levels and bonuses for the Chief Executive Officer and approves the guidelines used to determine salary levels and bonuses for the other executive officers of the Company. See "Executive Compensation _ Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and is responsible for administering the Company's Amended 1989 Stock Option Plan, the 1990 Employee Stock Purchase Plan, and the Stock Performance Plan. The Compensation Committee met four times in 1996.

     The members of the Audit Committee currently are Theodore J. Hoepner (Chairman), Samuel P. Bell, III, J. Hyatt Brown, Bradley Currey, Jr., and Bruce G. Geer. The duties of the Audit Committee, which met four times during 1996, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

       The  Company  does not have a nominating committee.   This
function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

      Directors  who  are not employees of the Company  are  paid
$2,500 for each Board meeting attended, and $500 for each committee meeting attended if such meetings occur on a day other than a day on which a Board of Directors meeting is scheduled. In addition, directors are eligible to receive grants of stock options under the Company's Amended 1989 Stock Option Plan. No option grants were made to directors in 1996. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

<PAGE 11>

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding shares of common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

       Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, the Company believes that during 1996, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements, except as described below. Mr. Jordan, the Company's Vice Chairman, missed the deadline for filing one Form 4 with respect to one transaction that occurred in September 1996. Mr. Jordan reported his subject transaction in December 1996. Mr. Jordan's Form 5, filed in February 1997, also inadvertently omitted certain required information on gifts of stock made by Mr. Jordan in December 1996. An amended filing was made in March 1997. Mr.
Geer, a director, was late in filing Form 4s with respect to three transactions: one in May 1996, one in September 1996 and one in October 1996. In the first two cases, the Form 4 was filed one day after its due date and in the last case the Form 4 was filed three days after its due date.

<PAGE 12>

                     EXECUTIVE COMPENSATION

      The following table sets forth the compensation received by the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers") for services rendered to the Company for each of the three years in the period ended December 31, 1996.

SUMMARY COMPENSATION TABLE

                                    Annual Compensation
                               _________________________________

                                                          Other      All Other
Name and                                                  Annual      Compen-
Principal                                                Compen-      sation
Position                   Year    Salary($)  Bonus($)   sation($)   ($) (1)
______________________________________________________________________________

J. Hyatt Brown             1996   377,000     187,450       ---          6,000
 Chairman of the Board     1995   342,350     163,500       ---          6,000
 President & Chief         1994   342,350     150,000       ---          6,000
 Executive Officer

Jim W. Henderson           1996   247,500     144,000       ---          6,000
 Executive Vice President  1995   225,000     136,000       ---          6,000
                           1994   210,066      92,000       ---          6,000

Kenneth E. Hill            1996   309,753        ---     220,068(2)      6,000
 Executive Vice President  1995   320,221        ---     118,000(2)      6,000
                           1994   271,794     207,180     86,150(2)      6,000

James A. Orchard           1996    95,500      36,800       ---          5,292
 Vice President, Chief     1995    81,677      32,000       ---          4,547
 Financial Officer &       1994    75,000      15,000       ---           ---
 Treasurer

Laurel L. Grammig          1996   105,000      35,000       ---          5,600
 Vice President, Secretary 1995   100,000      25,000       ---          5,000
 & General Counsel         1994    92,000      12,500       ---           ---

__________

(1)  Amounts represent the Company's profit sharing and   401(k)
     plan matching contributions.
(2) Represents annual amounts accrued related to the deferred compensation agreement for Mr. Hill. See "Executive
     Compensation   _   Employment  and   Deferred   Compensation
     Agreements."

Option Grants in 1996

No stock options were granted to the Named Executive Officers in 1996.

<PAGE 13>

AGGREGATE OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

     None of the Named Executive Officers exercised Company stock options during the year ended December 31, 1996, and none of the Named Executive Officers held unexercised Company stock options as of December 31, 1996.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

      The Company adopted a Stock Performance Plan in 1996. Grants of stock under the Stock Performance Plan are intended to provide an incentive for key employees to achieve long-range performance goals of the Company, generally by providing incentives to remain with the Company for a long period after the grant date and by tying the vesting of the grant to appreciation of the Company's stock price. The table below sets forth the number of shares of performance stock granted to the Named Executive Officers in 1996 and the criteria for vesting.


                                                   Performance or Other Period
Name                  Number  of  Shares(1)(2)   Until Maturation or Payout(3)
____                  ________________________   __________________________


J. Hyatt Brown             ---                         ---
Jim W. Henderson           10,000                      15 years
Kenneth E. Hill            ---                         ---
James A. Orchard            2,000                      15 years
Laurel L. Grammig           2,000                      15 years

________________

(1) None of the shares of performance stock granted to the Named Executive Officers has vested as of the date of this Proxy Statement. In order for the grants described above to fully vest, the grantee would have to remain with the Company for a period of 15 years from the date of grant (subject to the exceptions set forth in footnote (3) below) and the Company's stock price would have to appreciate at a rate of 20% per year for the five-year period beginning on the grant date in 1996. For each 20% increase in the Company's stock price within such five-year period, dividends will be payable to the grantee on 20% of the shares granted to him or her and the grantee will have the power to vote such shares. The grantee will not have any of the other indicia of ownership (e.g., the right to sell or transfer the shares) until such shares are fully vested.
(2) The dollar values of the grants to Mr. Henderson, Mr. Orchard and Ms. Grammig on the date of grant were $248,750, $49,750 and $49,750, respectively. These values represent the number of shares granted multiplied by the closing market price of the Company's common stock on The Nasdaq
     Stock Market on the date of grant. The number of shares shown in the table represents all of the shares of performance stock granted to the Named Executive Officers as of December 31, 1996. The dollar values of all shares of performance stock granted to the Named Executive Officers as of December 31, 1996 were $265,000 for Mr. Henderson and $53,000 for each of Mr. Orchard and Ms. Grammig.
(3) If the grantee's employment with the Company were to terminate before the end of the 15-year vesting period, such grantee's interest in his or her shares would be forfeited unless (i) the grantee has attained age 64, (ii) the grantee's employment with the Company terminates as a result of his or her death or disability, or (iii) the Compensation Committee, in its sole and absolute discretion, waives the conditions of the grant of performance stock.

<PAGE 14>

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

       On April 28, 1993, J. Hyatt Brown, Kenneth E. Hill and Jim
W. Henderson all entered into similar employment agreements with the Company. Each agreement may be terminated by either party upon 30 days advance written notice. Compensation under these agreements is at amounts agreed upon between the Company and each employee from time to time. Additionally, for a period of three years following the termination of employment, each agreement prohibits the employee from directly or indirectly soliciting or servicing the Company's customers.

      Brown & Brown, Inc., now a subsidiary of the Company, entered into a deferred compensation agreement with Kenneth E. Hill, dated April 27, 1993. The deferred compensation agreement provides that upon Mr. Hill's death, retirement, disability or other termination of employment, $2,205,016 is to be paid to Mr. Hill or his designee in ten equal annual installments, with no interest accruing, if such an event were to occur on or before March 31, 1996. The total deferred compensation amount of $2,205,016 increases 14% per year as of each March 31, for each full year after March 31, 1996 that Mr. Hill is employed by the Company until March 31, 1998, after which time the amount will vary based upon the price of the Company's common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Company's Compensation Committee during 1996 were Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Bruce G. Geer and Theodore J. Hoepner. Mr. Brown is the Company's Chairman, President and Chief Executive Officer.
Mr. Geer was formerly an Executive Vice President and Chief Financial Officer of the Company.

     Samuel P. Bell, III is a shareholder of the law firm of Cobb
Cole & Bell, which performed services for the Company during 1996. That firm has performed and is expected to continue to perform legal services for the Company during 1997.

      J. Hyatt Brown is a significant shareholder and a director of Rock-Tenn Company, which is a customer of the Company. Rock-Tenn's Chairman and Chief Executive Officer, Bradley Currey, Jr., is a director of the Company and a member of the Company's Compensation Committee. During 1996, the Company received fees and commissions from Rock-Tenn Company aggregating approximately $1,129,000.

      Theodore J. Hoepner is the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc., which is the parent company of SunTrust Bank, Central Florida, N.A. In 1994, the Company established a $10 million line of credit with SunTrust Bank, Central Florida, N.A. The Company expects to continue to use SunTrust Bank, Central Florida, N.A. during 1997 for some of its cash management requirements. J. Hyatt Brown is a director of SunTrust Banks, Inc., the parent company of SunTrust Banks of Florida, Inc., and a director of SunTrust Bank, East Central Florida, N.A.

<PAGE 15>

     Bruce G. Geer, a director of the Company and a member of the Compensation Committee, is also a director and shareholder of Health Care Insurers, Inc. ("HCI"). HCI acquired substantially all of its assets from the Company pursuant to an asset purchase agreement dated April 1, 1996. HCI's business had previously been conducted by a subsidiary of the Company. The purchase price for the HCI assets was $1,020,000, plus an amount equal to 15% of the amount, if any, by which HCI's total revenues during the twelve-month period ending on March 31, 1997 exceeds $900,000. The purchase price and other terms of the HCI sale were negotiated at arm's length and approved by the Board of Directors (other than Mr. Geer, who did not participate in the vote or the discussion) after full disclosure of Mr. Geer's interest. The Company believes that the terms of the transaction were at least as favorable as those that could have been obtained from an unrelated third-party purchaser.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's overall compensation philosophy is as follows:

-- Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;

-- Reinforce strategic performance objectives through the use of incentive compensation programs; and

-- Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

       Base Compensation. Salary levels for officers other than the Chief Executive Officer are determined by the Chief Executive Officer each year during the first quarter based upon the qualitative performance of each officer during the previous year and guidelines approved by the Compensation Committee. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally ranges up to 5% of base salary. Exceptional performance may merit an increase larger than 5%.

       Annual  Bonuses.   Bonuses for managers of  the  Company's
Retail  Division  profit centers are established  by  the  profit center  manager  from a bonus pool allocated  to  that  manager's
profit  center through a pre-determined formula.   For  1996,  in
each  Retail Division profit center, the aggregate annual bonuses to  be  allocated among the employees of that profit center could range  from  3%  to 12% of that profit center's operating  profit
before interest, amortization and profit center bonus.   The 3% bonus level
is met when the calculated operating profit is at least 18.5% of

<PAGE 16>

total  revenues.   For  each  approximate 1.3% increase in operating
profit, the profit center bonus increases 1%, up to 10% for an operating profit percentage of 27.5%. If the profit center's operating profit percentage is equal to or greater than 28%, the aggregate bonus will be the maximum profit center bonus of 12% of the related operating profits. The annual bonus for Mr. Henderson, who served primarily as the profit center manager for the Daytona Beach retail operation, was established based on a subjective allocation of the aggregate profit center bonus earned by the Daytona Beach retail profit center.

      The bonuses for the executive officers who are not profit center managers are proposed by the Chief Executive Officer based primarily on objective criteria, such as the earnings growth of the Company as a whole or of the profit center in which such officer is located, and a subjective analysis of the officer's duties and performance. The proposed bonuses are reviewed by the Committee and either approved or revised.

       Long-Term  Compensation.   The Committee  may  also  grant
incentive stock options and/or performance stock to officers and other key employees based upon salary levels, sales production
levels  and  performance  evaluations.   No  stock  options  were
granted to executive officers in 1996. Grants of performance stock were made in 1996 to certain of the Named Executive Officers, as well as to other non-executive employees of the Company. See "Executive Compensation -- Long-Term Incentive Plans -- Awards in Last Fiscal Year."

      CEO Compensation.  With respect to the salary and bonus  of
J. Hyatt Brown, the Chairman, President and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts by reference to the general operating performance of the Company. The performance criteria most closely examined by the Committee are improvements in the Company's earnings per share and net income, as well as the continuing growth of the Company's business. The Committee also considers salary levels of chief executive officers in companies similar to the Company and makes adjustments believed appropriate based upon the differences in size of the peer companies as compared to the Company. The Committee reports the salary and bonus amounts recommended for the Chief Executive Officer to the full Board of Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

       The $187,450 bonus recommended by the Committee (excluding Mr. Brown, who did not participate in this determination) and approved by the Board (excluding Mr. Brown) is 15% higher than Mr. Brown's 1995 bonus. This increase reflects the 15% increase in the Company's earnings per share over 1995. Mr. Brown's 1996 salary was 10% higher than his 1995 salary. The Compensation Committee approved this 10% increase because due to an administrative oversight, the 5% salary increase approved for 1995 was not implemented. Therefore, the increase in 1996 was intended to reflect a 5% per year increase from his 1994 salary.

<PAGE 17>

      The financial performance of the Company during 1996 was at the expected budgeted levels, and the Committee took this into consideration in establishing compensation levels.

                              COMPENSATION COMMITTEE

                              Samuel P. Bell,  III (Chairman)
                              J. Hyatt Brown
                              Bradley Currey, Jr.
                              Bruce G. Geer
                              Theodore J. Hoepner


                        PERFORMANCE GRAPH

        The    following  graph  is  a  comparison  of  five-year
cumulative total returns for the Company's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index and a group of peer insurance broker and agency companies (Alexander & Alexander Services, Inc., Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of each company have been weighted according to their respective stock market capitalizations as of January 1, 1996, for purposes of arriving at a peer group average. The total return calculations are based upon an assumed $100 investment on December 31, 1991, with all dividends reinvested.


                          1991      1992     1993     1994     1995      1996
                          ___________________________________________________


Poe & Brown, Inc.         100       142.92   155.70   191.66   221.97   239.95

NASDAQ Stock Market       100       116.38   133.60   130.59   184.54   227.14
  (U.S.)

Peer Group of Insurance   100       119.23   111.84   112.35   128.21   145.04
  Agents and Brokers


   The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

<PAGE 18>

               PROPOSAL 1 - ELECTION OF DIRECTORS

      Bruce G. Geer has indicated to the Company that he does not intend to stand for re-election to the Board of Directors. Accordingly, the Board took action in January 1997 to reduce the size of the Board of Directors from seven to six members, effective on the date of the Meeting.

       The six nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Bradley Currey, Jr., Jim
W. Henderson, Kenneth E. Hill and Theodore J. Hoepner. Information concerning each of the nominees is set forth under the caption "Management _ Directors and Executive Officers." All nominees are now members of the Board of Directors. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

 INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Effective October 9, 1995, the Company appointed Arthur Andersen LLP as its independent accountants. The Company's Audit Committee recommended the appointment, which was approved by the Board of Directors. The Board of Directors did not renew the engagement of Ernst & Young LLP, the Company's former independent accountants. The report of Ernst & Young LLP on the Company's financial statements for 1994 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 1994, and through the date of this Proxy Statement, there has been no disagreement with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Ernst & Young's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

        Representatives of Arthur Andersen LLP, the Company's current independent auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders. Matters pertaining to the auditing of the Company's financial condition are referred to the Company's Board of Directors and its Audit Committee.

                    PROPOSALS OF SHAREHOLDERS

       Proposals of shareholders intended for presentation at the 1998 annual meeting must be received by the Company on or before November 21, 1997, in order to be included in the Company's proxy statement and form of proxy for that meeting.


<PAGE 19>

                          OTHER MATTERS

       The Company will provide to any shareholder, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Any such request should be directed to Poe & Brown, Inc., 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: Corporate Secretary. No charge will be made for copies of such annual report; however, a reasonable charge will be made for copies of the exhibits.

                                    By  Order of the Board of Directors

                                   /s/ LAUREL L. GRAMMIG

                                   Laurel L. Grammig
                                   Secretary
Tampa, Florida
March 21, 1997

<PAGE 20>

                        POE & BROWN, INC.


220 South Ridgewood Avenue                 401 East Jackson Street, Suite 1700
Daytona Beach, Florida 32114               Tampa, Florida 33602

                              PROXY

   This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Laurel L. Grammig and James
A. Orchard, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Poe & Brown, Inc. held of record by the undersigned on March 7, 1997, at the Annual Meeting of Shareholders to be held on April 30, 1997, or any adjournments thereof.

1. ELECTION OF DIRECTORS    FOR all nominees listed below     WITHHOLD AUTHORITY
                            below (except as marked to the    to vote for all nominees
                            contrary below)   [  ]            listed below  [  ]


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

      J. Hyatt Brown; Samuel P. Bell, III; Bradley Currey, Jr.;
      Jim W. Henderson; Kenneth E. Hill; Theodore J. Hoepner

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                       Please sign exactly as name
                                   appears at left.  When shares
                                   are held by joint tenants,
                                   both should sign.  When signing
                                   as attorney, executor, administrator
                                   trustee or guardian, please give full
                                   title as such. If a corporation,
                                   please sign in full corporate name by
                                   President or other authorized officer.
                                   If a partnership, please sign in
                                   partnership name by authorized person.


                                   DATED  ______________________, 1997


                                   _______________________________________
                                   Signature


                                   ______________________________________
                                   Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
 ENVELOPE.